Exhibit 99.1

Triumph Bancorp Reports 2015 Net Income to Common Stockholders of $28.4 Million and Fourth Quarter Net Income to Common Stockholders of $4.3 Million.

DALLAS – February 3, 2016 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the fourth quarter and full year of 2015.

“As we complete our first full year as a public company, our earnings and operating results demonstrate the continued execution of our strategy and we are well positioned to create additional value for our investors, team members, and customers in 2016 ”, said Aaron P. Graft, Chief Executive Officer, Triumph Bancorp, Inc.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

2015 Fourth Quarter and Annual Highlights

•

For the fourth quarter of 2015, net income was $4.5 million and net income available to common stockholders was $4.3 million, compared to net income of $5.9 million and net income available to common stockholders of $5.7 million for the quarter ended September 30, 2015.

•	Fully diluted earnings per share were $0.24 for the quarter ended December 31, 2015, compared to $0.32 for the quarter ended September 30, 2015.
•

For the quarter ended December 31, 2015, our annualized return on average common equity and return on average assets were 6.63% and 1.10%, respectively, compared to an annualized return on average common equity and return on average assets of 9.00% and 1.50%, respectively, for the quarter ended September 30, 2015.  Our ratio of tangible common stockholders’ equity to tangible assets was 13.85% as of December 31, 2015.

•	Net interest margin (“NIM”) was 6.20% for the quarter ended December 31, 2015.
•

For the year ended December 31, 2015, net income was $29.1 million and net income available to common stockholders was $28.4 million, compared to net income of $19.8 million and net income to common stockholders of $16.9 million for the year ended December 31, 2014.  Fully diluted earnings per share were $1.57 for the year ended December 31, 2015, compared to $1.52 for the same period in 2014.  Return on average common equity was 11.44% and return on average assets was 1.89% for the year ended December 31, 2015, compared to 11.61% and 1.46%, respectively, for the year ended December 31, 2014.  Net interest margin was 6.49% for the year ended December 31, 2015.

Balance Sheet

Total loans held for investment were $1.292 billion at December 31, 2015, an increase of $286.0 million or 28.4% for our full 2015 fiscal year, and $106.6 million or 9.0% during the fourth quarter.  Our commercial finance loan portfolio totaled $521.0 million as of December 31, 2015, an increase of $145.6 million or 38.8% in 2015, and $23.2 million or 4.7% in the fourth quarter.

Total deposits were $1.249 billion at December 31, 2015, an increase of $83.7 million or 7.2% for our full 2015 fiscal year, and $48.9 million or 4.1% for the fourth quarter of 2015.  Non-interest-bearing deposits accounted for 13% of total deposits and non-time deposits accounted for 48% of total deposits. The average cost of our total funds was 0.66% for the quarter ended December 31, 2015 compared to 0.64% for the quarter ended September 30, 2015, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended December 31, 2015 of $23.1 million compared to $23.2 million for the quarter ended September 30, 2015.  Yields on loans for the quarter ended December 31, 2015 were down 17 bps from the prior quarter to 8.17% (down 12 basis points from the prior quarter to 7.84% adjusted to exclude loan discount accretion).   NIM decreased 25 bps to 6.20% for the quarter ended December 31, 2015 from 6.45% for the quarter ended September 30, 2015. NIM adjusted to exclude loan discount accretion was 5.94% for the quarter ended December 31, 2015 compared to 6.14% for the quarter ended September 30, 2015.  We earned net interest income of $90.7 million for the full year ended December 31, 2015, compared to $80.5 million for the year ended December 31, 2014.

Asset Quality

Non-performing assets improved 2 bps from September 30, 2015 to December 31, 2015 to 1.10% of total assets.  The ratio of past due to total loans increased to 2.41% at December 31, 2015 from 2.14% at September 30, 2015.  We experienced net charge-offs of $0.2 million for the quarter ended December 31, 2015 compared to net charge-offs of $0.1 million for the quarter ended September 30, 2015.  Our provision for loan losses was $1.2 million for the quarter ended December 31, 2015 compared to $0.2 million for the quarter ended September 30, 2015. From September 30, 2015 to December 31, 2015, our allowance for loan and lease losses (“ALLL”) increased from $11.5 million or 0.97% of total loans to $12.6 million or 0.97% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended December 31, 2015 of $5.6 million compared to $6.3 million for the quarter ended September 30, 2015.  Non-interest income for the quarter ended December 31, 2015 and the quarter ended September 30, 2015 included net benefits of $0.9 million and $1.7 million, respectively, recorded to increase the bargain purchase gain realized on the acquisition of Doral Money, Inc., bringing the final overall gain on this transaction to $15.1 million.  We earned non-interest income of $33.3 million for the full year ended December 31, 2015, compared to $24.8 million for the year ended December 31, 2014.

For the quarter ended December 31, 2015, non-interest expense totaled $20.9 million, compared to $20.5 million for the quarter ended September 30, 2015. Non-interest expense for the quarter ended December 31, 2015 included $0.7 million of costs associated with our core operating system conversion.  We incurred non-interest expense of $81.9 million for the year ended December 31, 2015, compared to $69.2 million for the year ended December 31, 2014.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, February 4, 2016.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 26242108.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/zqu95kmd. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 6, 2015.

Non-GAAP Financial Measures

This press release includes certain Non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Financial Highlights (Dollars in thousands):
Total assets	$1,691,313	$1,581,463	$1,529,259	$1,472,743	$1,447,898
Loans held for investment	$1,291,885	$1,185,301	$1,152,679	$1,011,446	$1,005,878
Deposits	$1,248,950	$1,200,036	$1,189,259	$1,173,679	$1,165,229
Net income available to common stockholders	$4,312	$5,732	$4,457	$13,852	$2,021

Performance Ratios - Annualized:
Return on average assets	1.10%	1.50%	1.23%	3.93%	0.78%
Return on average common equity (1)	6.63%	9.00%	7.27%	23.95%	4.30%
Return on average tangible common equity (1)	7.45%	10.20%	8.28%	27.38%	5.11%
Return on average total equity	6.68%	8.96%	7.30%	23.31%	5.02%
Yield on loans	8.17%	8.34%	9.49%	8.50%	8.98%
Adjusted yield on loans (1)	7.84%	7.96%	8.96%	8.04%	8.29%
Cost of interest bearing deposits	0.71%	0.69%	0.65%	0.64%	0.61%
Cost of total deposits	0.61%	0.59%	0.56%	0.55%	0.52%
Cost of total funds	0.66%	0.64%	0.63%	0.63%	0.65%
Net interest margin (1)	6.20%	6.45%	7.20%	6.11%	6.58%
Adjusted net interest margin (1)	5.94%	6.14%	6.78%	5.76%	6.05%
Net non-interest expense to average assets (1)(2)	3.96%	4.04%	3.95%	4.18%	4.44%
Efficiency ratio (1)(2)	75.40%	73.85%	66.75%	79.70%	78.58%

Asset Quality:(3)
Past due to total loans	2.41%	2.14%	2.33%	2.91%	2.57%
Non-performing loans to total loans	1.03%	0.97%	1.12%	1.66%	1.66%
Non-performing assets to total assets	1.10%	1.12%	1.26%	1.62%	1.73%
ALLL to non-performing loans	94.10%	100.00%	88.51%	55.28%	53.02%
ALLL to total loans	0.97%	0.97%	0.99%	0.92%	0.88%
Net charge-offs to average loans	0.01%	0.01%	0.03%	0.02%	0.03%

Capital:(4)
Tier 1 capital to average assets	16.56%	16.87%	17.01%	17.35%	15.92%
Tier 1 capital to risk-weighted assets	18.16%	19.34%	19.16%	20.72%	19.56%
Common equity tier 1 capital to risk-weighted assets	16.17%	17.18%	16.98%	18.33%	N/A
Total capital to risk-weighted assets	19.03%	20.21%	20.04%	21.51%	20.35%
Total equity to total assets	15.85%	16.69%	16.84%	17.16%	16.40%
Tangible common stockholders' equity to tangible assets	13.85%	14.50%	14.51%	14.75%	14.00%

Per Share Amounts:
Book value per share	$14.34	$14.09	$13.73	$13.52	$12.68
Tangible book value per share (1)	$12.79	$12.48	$12.06	$11.84	$11.06
Basic earnings per common share	$0.24	$0.32	$0.25	$0.78	$0.14
Diluted earnings per common share	$0.24	$0.32	$0.25	$0.76	$0.14
Adjusted diluted earnings per common share(1)(2)	$0.19	$0.22	$0.25	$0.14	$0.14
Shares outstanding end of period	18,018,200	18,040,072	18,041,072	17,963,783	17,963,783

Unaudited consolidated balance sheet as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
ASSETS
Total cash and cash equivalents	$105,277	$115,783	$99,714	$178,442	$160,888
Securities - available for sale	163,169	156,820	158,693	161,360	162,024
Securities - held to maturity	—	747	746	746	745
Loans held for sale	1,341	2,174	4,096	3,401	3,288
Loans held for investment	1,291,885	1,185,301	1,152,679	1,011,446	1,005,878
Allowance for loan and lease losses	(12,567)	(11,544)	(11,462)	(9,286)	(8,843)
Loans, net	1,279,318	1,173,757	1,141,217	1,002,160	997,035
FHLB and FRB stock	3,818	7,992	5,707	4,466	4,903
Premises and equipment, net	22,227	21,807	21,677	21,716	21,933
Other real estate owned ("OREO"), net	5,177	6,201	6,322	6,991	8,423
Goodwill and intangible assets, net	27,854	28,995	30,174	30,211	29,057
Bank-owned life insurance	29,535	29,406	29,295	29,193	29,083
Deferred tax asset, net	15,645	15,838	15,582	14,983	15,956
Other assets	37,952	21,943	16,036	19,074	14,563
Total assets	$1,691,313	$1,581,463	$1,529,259	$1,472,743	$1,447,898
LIABILITIES
Non-interest bearing deposits	$168,264	$167,931	$164,560	$167,538	$179,848
Interest bearing deposits	1,080,686	1,032,105	1,024,699	1,006,141	985,381
Total deposits	1,248,950	1,200,036	1,189,259	1,173,679	1,165,229
Customer repurchase agreements	9,317	15,584	13,011	8,666	9,282
Federal Home Loan Bank advances	130,000	61,000	19,000	—	3,000
Junior subordinated debentures	24,687	24,620	24,553	24,487	24,423
Other liabilities	10,321	16,304	25,957	13,234	8,455
Total liabilities	1,423,275	1,317,544	1,271,780	1,220,066	1,210,389
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	181	181	181	180	180
Additional paid-in-capital	194,297	193,465	192,605	191,745	191,049
Treasury stock, at cost	(560)	(184)	(170)	(161)	(161)
Retained earnings	64,097	59,785	54,053	49,596	35,744
Accumulated other comprehensive income	277	926	1,064	1,571	951
Total equity	268,038	263,919	257,479	252,677	237,509
Total liabilities and equity	$1,691,313	$1,581,463	$1,529,259	$1,472,743	$1,447,898

Unaudited consolidated statement of income for the three months ended:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
Interest income:
Loans, including fees	$15,524	$15,716	$17,158	$13,239	$14,138
Factored receivables, including fees	8,952	8,829	8,654	7,509	8,367
Taxable securities	669	649	659	678	644
Tax exempt securities	14	17	16	12	14
Cash deposits	122	92	110	141	117
Total interest income	25,281	25,303	26,597	21,579	23,280
Interest expense:
Deposits	1,905	1,764	1,667	1,570	1,498
Senior secured note	—	—	—	—	173
Junior subordinated debentures	288	283	278	272	276
Other borrowings	38	25	7	12	4
Total interest expense	2,231	2,072	1,952	1,854	1,951
Net interest income	23,050	23,231	24,645	19,725	21,329
Provision for loan losses	1,178	165	2,541	645	1,811
Net interest income after provision for loan losses	21,872	23,066	22,104	19,080	19,518
Non-interest income:
Service charges on deposits	744	710	666	612	647
Card income	559	574	578	523	516
Net OREO gains/(losses) and valuation adjustments	(128)	(58)	52	26	(242)
Net gains on sale of securities	2	15	242	—	62
Net gains on sale of loans	234	363	491	542	437
Fee income	465	542	502	422	553
Bargain purchase gain	900	1,708	—	12,509	—
Asset management fees	1,670	1,744	1,274	958	486
Other	1,125	700	964	1,067	1,262
Total non-interest income	5,571	6,298	4,769	16,659	3,721
Non-interest expense:
Salaries and employee benefits	12,448	12,416	12,042	13,269	12,752
Occupancy, furniture and equipment	1,546	1,575	1,555	1,572	1,429
FDIC insurance and other regulatory assessments	300	252	271	263	221
Professional fees	906	1,344	852	1,327	1,146
Amortization of intangible assets	1,141	1,179	895	764	727
Advertising and promotion	374	618	526	543	366
Communications and technology	1,596	951	927	886	961
Other	2,591	2,210	2,567	2,159	2,083
Total non-interest expense	20,902	20,545	19,635	20,783	19,685
Net income before income tax	6,541	8,819	7,238	14,956	3,554
Income tax expense	2,032	2,891	2,586	912	747
Net income	$4,509	$5,928	$4,652	$14,044	$2,807
Effect of noncontrolling interests and preferred shares	(197)	(196)	(195)	(192)	(786)
Net income available to common stockholders	$4,312	$5,732	$4,457	$13,852	$2,021

Loans held for investment summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
Commercial real estate	$291,819	$247,175	$234,090	$236,659	$249,164
Construction, land development, land	43,876	52,446	46,743	52,203	42,914
1-4 family residential properties	78,244	77,043	75,588	73,605	78,738
Farmland	33,573	25,784	25,701	24,805	22,496
Commercial	495,356	468,055	454,161	371,614	364,567
Factored receivables	215,088	201,803	199,716	171,452	180,910
Consumer	13,050	10,632	10,993	11,201	11,941
Mortgage warehouse	120,879	102,363	105,687	69,907	55,148
Total loans	$1,291,885	$1,185,301	$1,152,679	$1,011,446	$1,005,878

A portion of our total loan portfolio consists of commercial finance products offered on a nationwide basis, as further summarized below:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
Equipment*	$148,951	$143,483	$138,018	$118,273	$106,354
Asset based lending (General)*	75,134	85,641	64,836	36,511	46,388
Asset based lending (Healthcare)*	80,200	66,832	65,083	59,572	41,770
Premium finance	1,612	—	—	—	—
Factored receivables	215,088	201,803	199,716	171,452	180,910
Commercial finance	$520,985	$497,759	$467,653	$385,808	$375,422

Total loans held for investment	$1,291,885	$1,185,301	$1,152,679	$1,011,446	$1,005,878
Commercial finance as a % of total	40%	42%	41%	38%	37%
Community banking as a % of total	60%	58%	59%	62%	63%
*

Denotes equipment loans offered under our Triumph Commercial Finance brand, general asset based loans offered under our Triumph Commercial Finance brand and healthcare asset based loan products offered under our Triumph Healthcare Finance brand.

Deposits summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
Non-interest bearing demand	$168,264	$167,931	$164,560	$167,538	$179,848
Interest bearing demand	238,833	206,603	228,909	231,718	236,525
Individual retirement accounts	60,971	58,619	56,285	55,773	55,034
Money market	112,214	117,888	116,019	120,001	117,514
Savings	74,759	72,244	73,016	74,236	70,407
Certificates of deposit	543,909	526,732	500,451	474,413	455,901
Brokered deposits	50,000	50,019	50,019	50,000	50,000
Total deposits	$1,248,950	$1,200,036	$1,189,259	$1,173,679	$1,165,229

Net interest margin summarized for the three months ended:

	December 31, 2015			September 30, 2015
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$122,626	$122	0.39%	$96,566	$92	0.38%
Taxable securities	156,906	665	1.68%	154,254	598	1.54%
Tax exempt securities	2,135	14	2.60%	2,554	17	2.64%
FHLB and FRB stock	3,675	4	0.43%	6,959	51	2.91%
Loans	1,189,142	24,476	8.17%	1,167,670	24,545	8.34%
Total interest earning assets	$1,474,484	$25,281	6.80%	$1,428,003	$25,303	7.03%
Non-interest earning assets:
Other assets	150,407			137,695
Total assets	$1,624,891			$1,565,698
Interest bearing liabilities:
Deposits:
Interest bearing demand	$227,695	$40	0.07%	$211,823	$32	0.06%
Individual retirement accounts	60,492	189	1.24%	57,227	177	1.23%
Money market	114,524	67	0.23%	116,375	66	0.23%
Savings	73,117	9	0.05%	72,617	9	0.05%
Certificates of deposit	541,843	1,475	1.08%	509,224	1,354	1.05%
Brokered deposits	49,459	125	1.00%	50,002	126	1.00%
Total deposits	1,067,130	1,905	0.71%	1,017,268	1,764	0.69%
Junior subordinated debentures	24,645	288	4.64%	24,580	283	4.57%
Short-term borrowings	78,198	38	0.19%	69,778	25	0.14%
Total interest bearing liabilities	$1,169,973	$2,231	0.76%	$1,111,626	$2,072	0.74%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	171,262			171,887
Other liabilities	15,752			19,841
Total equity	267,904			262,344
Total liabilities and equity	$1,624,891			$1,565,698
Net interest income		$23,050			$23,231
Interest spread			6.04%			6.29%
Net interest margin			6.20%			6.45%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2015	2015	2015	2015	2014
Net income	$4,509	$5,928	$4,652	$14,044	$2,807
Less: bargain purchase gain, non-taxable	900	1,708	—	12,509	—
Add: merger and acquisition expenses, net of tax	—	—	—	158	—
Add: incremental bonus related to acquisition, net of tax	—	—	—	1,138	—
Less: escrow recovery from Doral Healthcare Finance, net of tax	—	—	—	195	—
Adjusted net income	$3,609	$4,220	$4,652	$2,636	$2,807
Effect of noncontrolling interests and preferred shares	(197)	(196)	(195)	(192)	(786)
Adjusted net income available to common stockholders	$3,412	$4,024	$4,457	$2,444	$2,021

Weighted average shares outstanding - diluted	17,916,251	18,587,821	17,813,825	18,428,663	14,261,717
Less: adjusted effects of assumed Preferred Stock conversion	—	676,351	—	676,351	-
Adjusted weighted average shares outstanding - diluted	17,916,251	17,911,470	17,813,825	17,752,312	14,261,717
Adjusted diluted earnings per common share	$0.19	$0.22	$0.25	$0.14	$0.14

Net income available to common stockholders	$4,312	$5,732	$4,457	$13,852	$2,021
Average tangible common equity	229,636	222,884	215,846	205,204	156,888
Return on average tangible common equity	7.45%	10.20%	8.28%	27.38%	5.11%

Efficiency ratio:
Net interest income	$23,050	$23,231	$24,645	$19,725	$21,329
Non-interest income	5,571	6,298	4,769	16,659	3,721
Operating revenue	28,621	29,529	29,414	36,384	25,050
Less: bargain purchase gain	900	1,708	—	12,509	—
Less: escrow recovery from Doral Healthcare Finance	—	—	—	300	—
Adjusted operating revenue	$27,721	$27,821	$29,414	$23,575	$25,050
Total non-interest expenses	$20,902	$20,545	$19,635	$20,783	$19,685
Less: merger and acquisition expenses	—	—	—	243	—
Less: incremental bonus related to acquisition	—	—	—	1,750	—
Adjusted non-interest expenses	$20,902	$20,545	$19,635	$18,790	$19,685
Efficiency ratio	75.40%	73.85%	66.75%	79.70%	78.58%

Net non-interest expense to average assets ratio:
Total non-interest expenses	$20,902	$20,545	$19,635	$20,783	$19,685
Less: merger and acquisition expenses	—	—	—	243	—
Less: incremental bonus related to acquisition	—	—	—	1,750	—
Adjusted non-interest expense	$20,902	$20,545	$19,635	$18,790	$19,685

Total non-interest income	$5,571	$6,298	$4,769	$16,659	$3,721
Less: bargain purchase gain	900	1,708	—	12,509	—
Less: escrow recovery from Doral Healthcare Finance	—	—	—	300	—
Adjusted non-interest income	$4,671	$4,590	$4,769	$3,850	$3,721
Adjusted net non-interest expenses	$16,231	$15,955	$14,866	$14,940	$15,964
Average total assets	$1,624,891	$1,565,698	$1,511,045	$1,449,791	$1,427,475
Net non-interest expense to average assets ratio	3.96%	4.04%	3.95%	4.18%	4.44%

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2015	2015	2015	2015	2014
Reported yield on loans	8.17%	8.34%	9.49%	8.50%	8.98%
Effect of accretion income on acquired loans	(0.33%)	(0.38%)	(0.53%)	(0.46%)	(0.69%)
Adjusted yield on loans	7.84%	7.96%	8.96%	8.04%	8.29%

Reported net interest margin	6.20%	6.45%	7.20%	6.11%	6.58%
Effect of accretion income on acquired loans	(0.26%)	(0.31%)	(0.42%)	(0.35%)	(0.53%)
Adjusted net interest margin	5.94%	6.14%	6.78%	5.76%	6.05%

Total stockholders' equity	$268,038	$263,919	$257,479	$252,677	$237,509
Less: Preferred stock liquidation preference	9,746	9,746	9,746	9,746	9,746
Total common stockholders' equity	258,292	254,173	247,733	242,931	227,763
Less: Goodwill and other intangibles	27,854	28,995	30,174	30,211	29,057
Tangible common stockholders' equity	$230,438	$225,178	$217,559	$212,720	$198,706
Common shares outstanding	18,018,200	18,040,072	18,041,072	17,963,783	17,963,783
Tangible book value per share	$12.79	$12.48	$12.06	$11.84	$11.06

Total assets at end of period	$1,691,313	$1,581,463	$1,529,259	$1,472,743	$1,447,898
Less: Goodwill and other intangibles	27,854	28,995	30,174	30,211	29,057
Adjusted total assets at period end	$1,663,459	$1,552,468	$1,499,085	$1,442,532	$1,418,841
Tangible common stockholders' equity ratio	13.85%	14.50%	14.51%	14.75%	14.00%
1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Adjusted average common equity” is defined as average common equity less the average contribution impact of acquisitions.
•	“Adjusted average total assets” is defined as average total assets less the average contribution impact of acquisitions.
•	“Adjusted return on average common equity” is defined as adjusted net income available to common stockholders divided by adjusted average common equity.
•	“Adjusted return on average total assets” is defined as adjusted net income available to common stockholders divided by adjusted average total assets.
•	"Net interest margin" is defined as net interest income divided by average interest-earning assets.
•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.

•

"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Adjusted to exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable.
3)	Asset quality ratios exclude loans held for sale.
4)	Current quarter ratios are preliminary and, beginning January 1, 2015, are calculated under the requirements of Basel III.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930